SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) March 8, 2001 (March 7, 2001)
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                                ATEC GROUP, INC.
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               (Exact name of Registrant as specified in charter)

         Delaware                  0-22710                   13-3673965
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(State or other jurisdic-          (Commission               (IRS Employer
 tion of incorporation)            File Number)              Identification No.)

69 Mall Drive, Commack, New York                             11725
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (631) 543-2800
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On March 7, 2001, ATEC Group, Inc., announced the termination of a stock purchase agreement ("Agreement") between its former chairman, Surinder Rametra and his wife (collectively, the "Rametras") to sell approximately 16.1% of their interest in ATEC ("Interest") to Applied Digital Solutions, Inc., a Missouri corporation ("ADS"). In accordance with the terms of the Agreement, the following directors previously designated by ADS resigned: Richard J. Sullivan, David A. Loppert, Scott Silverman and Kristen A. Sickorez. ATEC is in the process of filling the vacancies which now exist on its board of directors.

         An irrevocable proxy previously delivered to ADS by the Rametras to vote their Interest is also terminated in accordance with its terms. As a result, the Rametras have regained sole voting power over their Interest. Additional information with respect to the terms of the Agreement is set forth in the Agreement, which is incorporated herein by reference and attached as
Exhibit 2.1 to our Form 8-K, dated November 29, 2000.

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 ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) EXHIBITS.

EXHIBIT NO.     DESCRIPTION.

   99.1         Press release of ATEC Group, Inc., dated March 7, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ATEC GROUP, INC.

March 8, 2001                               By: /s/ ASHOK RAMETRA
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                                               Ashok Rametra, President


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                 EXHIBIT  TITLE

  99.1             Press release of ATEC Group, Inc., dated March 7, 2001.






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